ARTICLES OF INCORPORATION
                          BIG DADDY'S AUTO SALES, INC.

The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the folloring Articles of Incorporation for such corporation.

                                   ARTICLE I
                                      NAME

The name of this corporation is BIG DADDY'S AUTO SALES, INC.

                                   ARTICLE II
                                    DURATION

This Corporation shall have perpetual existence unless dissolved according to law.

                                  ARTICLE III
                                    BUSINESS

This Corporation is organized to buy, sell and/or lease motor vehicles and to do every other act or thing incidental or pretinent to or growing out of or connected with aforsaid purpose and in addition. to engage in any other business or businesses permitted under the laws of the United States and Florida.

                                   ARTICLE IV
                                 CAPITAL STOCK

The maximum number of shares of stock authorized to be issued by this Corporation is 6500 shares of capital stock at $1.00 prar value, all of which shall have the same rights and privileges. Each share of capital stock shall entitle athe holder thereof to one (1) vbote at any stockholder meeting and otherwise to participate in all such meetings and the asssets of the Corporation. The stock shall be issued for such consideration as may be

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determined by the Board of Directors, which shall have a value at least equal to the full par value fo said shares. The stock may be paid for in lawful money of the United States of America, or in property, labor or services.

                                   ARTICLE V
                               PRE-EMPTIVE RIGHTS

The stockholders of this Corporation shall be entitled to purchase ratably according to their respective holdings, any shares fo the Corporation hereinafter isssued or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for purchase, or otherwise acquire such shares, but in either case only as such prices and during such period or periods and upon such terms and conditions as may be determined for time to time by the Board of Directors.

                                   ARTICLE VI
                       INITIAL REGISTERED OFFICE AND AGENT

The street address of the principal office of this corporation is:

                                507 Brannen Road
                               Lakekand, Fl. 33813

The name and address of the Registered Agent of this Corporation is:

                             David C. Bearden, Esq.
                              3233 East Bay Drive
                                   Suite 104
                              Largo, Florida 34641

         The corporation shall have the privilege of establishing such other branch offices in any other location or any other city or town, in this state or any other State or County, as may be approved by its Board of Directors.

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                                  ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) Director initially. The number of Directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one (1). The name and address of the initial director of this Corporation is:

NAME                               ADDRESS
--------------------------------------------------------------------------------
James Bailey                      18650 Avenue Capri
                                  Lutz, Fl. 33549
                                  810-949-4155

                                  ARTICLE VIII
                                 INDEMIFICATION

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

                                   ARTICLE IX
                                   AMENDMENT

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any Amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

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                                   ARTICLE X
                                 INCORPORATORS

The name and address of the person signing these Articles fo Incorporation is:

NAME                                            ADDRESS
--------------------------------------------------------------------------------
James Bailey                                   18650 Avenue Capri
                                               Lutz, Fl. 33549

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation of this Friday, December 2, 1994.

/s/ James Bailey
----------------
    James Bailey

STATE OF FLORIDA
COUNTY OF PINELLAS

         BEFORE ME, a Notary Public, authorized to take acknowledgments in the State and County set forth above, James Baily, who did not take an oath personally appeared known to me to be the person who executed the foregoing Articles of BIG DADDY'S AUTO SALES, INC. and who acknowledged before me that they executed thesef Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in Pinellas County, Florida, this Friday, December 2, 1994.

Fl. DL #B400-448-61-362-0                  /s/ Grace Ann Coppola
                                           ----------------------
                                               Grace Ann Coppola

My commission expires:    12-20-1996      [OFFICIAL SEAL OMMITTED]

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                 ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

         I HEREBY ACCEPT the designation of Registerd Agent: accept service of process for BIG DADDY'S AUTO SALES, INC.

                           /s/ David C. Bearden, Esq.
                           --------------------------
                                David C. Bearden

STATE OF FLORIDA
COUNTY OF PINELLAS

         BEFORE ME, a Notary Public, authorized to take acknowledgments in the State and County set forth above personally appeared, DAVID C. BEARDEN, known to me to be the person who executed the foregoing Acceptance of Designation as Registered Agent, and he acknowledged before me the he executed the same.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in Pinellas County, Florida, this Friday, December 2, 1994.

Fl. DL #B400-448-61-362-0                  /s/ Grace Ann Coppola
                                           ----------------------
                                               Grace Ann Coppola

My commission expires:    12-20-1996      [OFFICIAL SEAL OMMITTED]

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